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                                                                    EXHIBIT 99.4

[MERRILL LYNCH LETTERHEAD]



                        FORM OF CONSENT OF MERRILL LYNCH

         We hereby consent to the use of our opinion letter dated October 28, 2000 to the Board of Directors of Stone Energy Corporation included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Basin Exploration with and into Stone Energy Corporation and to the references to such opinion therein in the section entitled "The Merger - Opinion of Stone's Financial Advisor." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED





December 13, 2000